Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form F-3 and related Prospectus of PolyPid Ltd. of our report dated March 5, 2021 with respect to the consolidated financial statements of PolyPid Ltd. (the “Company”), included in this Annual Report (Form 20-F) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

July 2, 2021	/s/ Kost Forer Gabbay & Kasierer

Kost Forer Gabbay & Kasierer
Tel-Aviv, Israel	A Member of Ernst & Young Global